
OAKWOOD MORTGAGE INVESTORS, INC. 1996-A                                                              REPORT DATE:  NOVEMBER 4, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                                POOL REPORT # 9
REMITTANCE REPORT                                                                                                       Page 1 of 6
REPORTING MONTH:                   Oct-96


                                        Scheduled Principal Balance of Contracts
-----------------------------------------------------------------------------------------------------------------------------

Beginning                                                                                                Ending
Principal                Scheduled        Prepaid                Liquidated       Contracts              Principal
Balance                  Principal        Principal              Principal        Repurchased            Balance
------------------------------------------------------------------------------------------------------------------------------------


 154,128,965.31      (370,275.26)           (225,791.21)     (297,789.41)                  0.00      153,235,109.43
====================================================================================================================================




Scheduled                                Scheduled                                        Amount
Gross                   Servicing        Pass Thru        Liquidation   Reserve           Available for
Interest                   Fee           Interest         Proceeds      Fund Draw         Distribution
----------------------------------------------------------------------------------------------------
1,420,079.44             128,440.80     1,291,638.64    239,553.76              0.00     2,255,699.67
====================================================================================================




                                                     Reserve Fund as of Cutoff Date
------------------------------------------------------------------------------------------------

       Beginning                                    Investment     Balance Before     Reserve     Reserve        Balance After
       Balance      Deposits      Distrib.        Interest    Current Distribution  Fund Draw  Fund Deposit   Current Distribution

------------------------------------------------------------------------------------------------------------------------------------


       326,211.14       0.00        -1,211.14       1,207.28      326,207.28           0.00         0.00             326,207.28
====================================================================================================================================



                                     Reserve Fund Required Balanc
                                    -----------------------------------
                                     Before Current    After Current
Excess                               Distribution      Distribution
---------------                 ---------------------------------------------
 1,207.28                            325,000.00       325,000.00

===============                 ==============================================








                                      Certificate Account
-----------------------------------------------------------------------------------------------------------------------------

    Beginning                        Deposits                                        Investment             Ending
     Balance             Principal            Interest         Distributions          Interest              Balance
-----------------------------------------------------------------------------------------------------------------------------



   (259,339.75)       1,231,065.21           1,418,944.02    (2,282,160.31)             918.78              109,427.95
   =============================================================================================================================


                           P&I Advances at Distribution Date
--------------------------------------------------------------------------------

           Beginning            Recovered            Current              Ending
            Balance              Advances            Advances            Balance
--------------------------------------------------------------------------------


           2,089,644.78     2,068,431.57             941,903.03       963,116.24
================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A           REPORT DATE:  NOVEMBER 4, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER                             POOL REPORT # 9
REMITTANCE REPORT
REPORTING MONTH:                                 Oct-96              Page 2 of 6




Class B Crossover Test                                                                 Test Met?
--------------------------------------------------------------------                   ------------

(a) Remittance date on or after August 2000                                            N


(b) Average 60 day Delinquency rate (Greater than symbol)=                0.05                             Y

(c) Average 30 day Delinquency rate (Greater than symbol)=                0.07                             Y


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

Average 30 day delinquency ratio:
                 April 2000 -Sept. 2001               0.07                             N
                 Oct 2001 -Sept. 2002                 0.08                             N
                 Oct 2002 -                           0.09                             N




(e) Current realized loss ratio (Greater than symbol)=                0.0275                           Y


(f) Are class B principal balances (Less than symbol)=              0.210012

of stated scheduled pool  balance
                             Cumulative loss ratio:
              Beginning B-1 balance                                         13,069,000.00
              Beginning B-2 balance                                          6,536,459.00


                                                                    -------------------
                                                                            19,605,459.00
              Divided by beginning pool
              balance                                                      154,128,965.31
                                                                    -------------------
                                                                                    12.N20%
                                                                    ===================










Average 60 day delinquency ratio:


                           Over 60s           Pool Balance          %
                     ------------------------------------------------------

Current Mo                       4,402,075.15      153,235,109.43        2.87%
1st Preceding Mo                 3,926,472.88      154,128,965.31        2.55%
2nd Preceding Mo                 3,319,468.43      154,981,959.47        2.14%
                                                    Divided by           3
                                                               ------------
                                                                         2.52%
                                                               ============





                           Over 30s           Pool Balance          %
                     ------------------------------------------------------

Current Mo                       6,952,539.99      153,235,109.43        4.54%
1st Preceding Mo                 6,269,877.72      154,128,965.31        4.07%
2nd Preceding Mo                 5,763,845.97      154,981,959.47        3.72%
                                                    Divided by           3
                                                               ------------
                                                                         4.11%
                                                               ============



                         Cumulative losses             359,903.52
                                           --------------------
Divided by Initial Certificate Principal           163,369,459.00        0.220%
                                                               ============




Current realized loss ratio:

                     Liquidation                  Pool
                            Losses               Balance
                     ------------------------------------------

Current Mo                          58,235.65      154,128,965.31
1st Preceding Mo                    87,485.61      154,981,959.47
2nd Preceding Mo                    90,150.97      156,073,044.31
                                                                         0.610%
                                                               ============




OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  NOVEMBER 4, 1996
REMITTANCE REPORT                                POOL REPORT # 9
REPORTING MONTH:                              Oct-96                Page 3 of 6











                                                              Delinquency Analysis

                                          31 to 59 days             60 to 89 days         90 days and Over         Total Delinq.
               No. of    Principal               Principal               Principal             Principal               Principal
               Loans     Balance           #     Balance         #       Balance        #      Balance          #      Balance
------------------------------------------------------------------------------------------------------------------------------------


Excluding Repos   5,163  151,402,652.64    83   2,498,759.92    34      995,713.47    49        1,646,583.81    166     5,141,057.20

        Repos        66    1,832,456.79     2      51,704.92    11      214,925.38    52        1,544,852.49     65     1,811,482.79



        Total      5,229 153,235,109.43    85   2,550,464.84    45    1,210,638.85   101        3,191,436.30    231     6,952,539.99
              ======================================================================================================================

                                                                                                                4.4%          4.54%
                                                                                                                ===================




                                Repossession Analysis
              Active Repos               Reversal      Current Month
      Outstanding                (Redemption)     Repos              Cumulative Repos
           Principal             Principal          Principal               Principal
   #       Balance         #     Balance     #      Balance        #         Balance
------------------------------------------------------------------------------------


  66       1,832,456.79    0      0.00       28       659,183.92  147      3,675,053.45




              OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
              OAKWOOD ACCEPTANCE CORP. -  SERVICER
              REMITTANCE REPORT
              REPORTING MONTH:                               35368

              REPORT DATE:  NOVEMBER 4, 1996
              POOL REPORT # 9
              Page 4 of 6


              REPOSSESSION LIQUIDATION REPORT



                                  Liquidated                                                                                  Net
 Account         Customer          Principal            Sales            Insur.             Total        Repossession    Liquidation
 Number            Name             Balance           Proceeds           Refunds           Proceeds        Expenses        Proceeds
 -----------------------------------------------------------------------------------------------------------------------------------


  792317           ROLLINS         1,738.29           300.00             102.12            402.12              -            402.12
  795237           WORKMAN        10,273.83         1,995.00             988.55          2,983.55              -          2,983.55
  835702             SIMMS           526.76         2,600.00              59.53          2,659.53            20.00        2,639.53
  792796           PERKINS        18,897.54        15,300.00           1,521.61         16,821.61         2,111.52       14,710.09
  796847            MCCALL        12,661.44        11,900.00             612.61         12,512.61         1,445.09       11,067.52
  814616             MOORE        12,436.13         4,600.00           1,006.72          5,606.72              -          5,606.72
  831693          HILDRETH        16,751.21        17,300.00             663.81         17,963.81         1,379.00       16,584.81
  807024           TIERNEY        28,464.35        28,900.00           2,245.54         31,145.54         3,876.00       27,269.54
  817007              LANE        18,021.99        17,900.00             685.54         18,585.54         6,370.66       12,214.88
  820183              NEAL        23,459.97        23,400.00             739.75         24,139.75         1,234.50       22,905.25
  822866          LINSTROM        21,684.94        22,500.00                 -          22,500.00         1,400.00       21,100.00
  825315        WILLOUGHBY        23,734.32        23,500.00             931.92         24,431.92         1,323.95       23,107.97
  805804           STINSON        26,657.28        25,500.00           1,057.52         26,557.52         1,165.00       25,392.52
  810663           MARCEAU        30,500.58        29,700.00           2,027.71         31,727.71         1,231.00       30,496.71
  812024            FISHER        20,720.68        23,100.00           1,871.35         24,971.35         3,011.52       21,959.83
  826107            WILSON        31,260.10        30,100.00           2,318.28         32,418.28         2,513.50       29,904.78
                                                                                                                               -
                                                                                                                               -
                             -------------------------------------------------------------------------------------------------------
                                 297,789.41       278,595.00          16,832.56        295,427.56          27,081.74      268,345.82
                             =======================================================================================================















                          Net       Current
       Unrecov.       Pass Thru    Period Net              Cumulative
       Advances        Proceeds    Gain/(Loss)             Gain/(Loss)
--------------------------------------------------------------------------------

   1,010.82          (608.70)            (2,346.99)
   1,960.35         1,023.20             (9,250.63)
   1,606.02         1,033.51                506.75
   3,330.00        11,380.09             (7,517.45)
   1,159.90         9,907.62             (2,753.82)
   1,677.60         3,929.12             (8,507.01)
   1,306.35        15,278.46             (1,472.75)
   2,651.18        24,618.36             (3,845.99)
   1,608.18        10,606.70             (7,415.29)
   1,422.65        21,482.60             (1,977.37)
   1,841.07        19,258.93             (2,426.01)
   1,151.44        21,956.53             (1,777.79)
   2,049.32        23,343.20             (3,314.08)
   1,947.66        28,549.05             (1,951.53)
   1,708.56        20,251.27               (469.41)
   2,360.96        27,543.82             (3,716.28)
                          -                      -
                          -                      -
---------------------------------------------------------
       28,792.06     239,553.76           (58,235.65)       (359,903.52)
==============================================================================

              As a percentage of the aggregate cut-off date principal balance

                                                                   0.00
                                                           ===================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                             Oct-96


REPORT DATE:  NOVEMBER 4, 1996
POOL REPORT # 9



CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                  Original         Beginning        Current     Accelerated                     Ending
          Cert.                  Certificate      Certificate      Principal     Principal    Writedown      Certificate
          Class                   Balances            Balances       Payable    Distribution    Amounts        Balances
---------------------------------------------------------------------------------------------------------------------------------


A-1                               46,000,000.00     36,759,506.16   (893,855.88)    0.00         0.00000%      35,865,650.28
A-1 Outstanding Writedown                  0.00              0.00          0.00     0.00            0.00                0.00

A-2                               52,000,000.00     52,000,000.00          0.00     0.00         0.00000%      52,000,000.00
A-2 Outstanding Writedown                                    0.00          0.00     0.00          0.00                  0.00

A-3                               31,061,000.00     31,061,000.00          0.00     0.00         0.00000%      31,061,000.00
A-3 Outstanding Writedown                  0.00              0.00          0.00     0.00         0.00                   0.00

A-4                               14,703,000.00     14,703,000.00          0.00     0.00         0.00000%      14,703,000.00
A-4 Outstanding Writedown                  0.00              0.00          0.00     0.00         0.00                   0.00

B-1                               13,069,000.00      13,069,000.00         0.00     0.00         0.00000%      13,069,000.00
B-1 Outstanding Writedown                  0.00               0.00         0.00     0.00         0.00                   0.00

B-2                                6,536,459.00       6,536,459.00         0.00     0.00         0.00000%       6,536,459.00
B-2 Outstanding Writedown                  0.00               0.00         0.00     0.00         0.00                   0.00


                                ----------------------------------------------------------------------------------------------------

                                 163,369,459.00     154,128,965.16  (893,855.88)    0.00          0           153,235,109.28
                                ====================================================================================================








        Principal Paid
  Pool         Per $1,000
 Factor       Denomination
---------------------------------



  0.78                  19.43
     -                      -

   1.00                     -
   0.00                     -

   1.00                     -
      -                     -

   1.00                     -
      -                     -

   1.00                     -
     -                      -

   1.00                     -
      -                     -


-----




OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  NOVEMBER 4, 1996
REMITTANCE REPORT                                 POOL REPORT # 9
REPORTING MONTH:               Oct-96
                                                  Page 6 of 6


  Certificate                      Remittance    Beginning        Current          Total           Interest          Ending
      Class                           Rate        Balance         Accrual           Paid          Shortfall         Balance
              -------------------------------------------------------------------------------------------------------------------


   A-1                                 0.05           0.00      165,417.78       165,417.78             0.00             0.00
   A-1  Carryover Interest             0.00           0.00            0.00             0.00             0.00             0.00
   A-1  Writedown Interest             0.00           0.00            0.00             0.00             0.00             0.00

   A-2                                 0.06           0.00      251,333.33       251,333.33             0.00             0.00
   A-2  Carryover Interest             0.00           0.00            0.00             0.00             0.00             0.00
   A-2  Writedown Interest             0.00           0.00            0.00             0.00             0.00             0.00

   A-3                                 0.07           0.00      170,835.50       170,835.50             0.00             0.00
   A-3  Carryover Interest             0.00           0.00            0.00             0.00             0.00             0.00
   A-3  Writedown Interest             0.00           0.00            0.00             0.00             0.00             0.00

   A-4                                 0.07           0.00       88,218.00        88,218.00             0.00             0.00
   A-4  Carryover Interest             0.00           0.00            0.00             0.00             0.00             0.00
   A-4  Writedown Interest             0.00           0.00            0.00             0.00             0.00             0.00

   B-1                                 0.07           0.00       79,503.08        79,503.08             0.00             0.00
   B-1  Carryover Interest             0.00           0.00            0.00             0.00             0.00             0.00
   B-1  Writedown Interest             0.00           0.00            0.00             0.00             0.00             0.00

   B-2                                 0.08           0.00       46,027.57        46,027.57             0.00             0.00
   B-2  Carryover Interest             0.00           0.00            0.00             0.00             0.00             0.00
   B-2  Writedown Interest             0.00           0.00            0.00             0.00             0.00             0.00

    X                                            301,667.87      490,303.38       432,067.73        58,235.65       359,903.52

    R                                                  0.00            0.00             0.00             0.00             0

    Service Fee                                        0.00      128,440.80       128,440.80             0.00             0.00
              -------------------------------------------------------------------------------------------------------------------

                                                 301,667.87    1,420,079.44     1,361,843.79        58,235.65       359,903.52
                                                                              -----------------

              Less Reserve Fund Deposit                                                 0.00
                                                                              -----------------

                                                                                1,361,843.79
                                                                              =================








      Interest Paid
  Per $1,000                 Cert.       TOTAL
 Denomination                Class       DISTRIBUTION
-----------------------------------------------------------------




        4.50                 A-1           1,059,273.66
        0.00
        0.00

        4.83                 A-2             251,333.33
        0
        0

        5.50                 A-3             170,835.50
        0
        0

        6.00                 A-4              88,218.00
        0
        0

        6.08                 B-1              79,503.08
        0
        0

        7.04                 B-2              46,027.57
        0
        0

                              X              432,067.73

                              R

                                             128,440.80
-----                                         -------------------

                                            2,255,699.67


                                                      -
                                              -------------------

                                               2,255,699.67
                                              ===================













































